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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of CenterPoint Energy, Inc. (formerly Reliant Energy Regco, Inc.) and its subsidiaries (the "Company") on Form S-4 of our report dated March 16, 2001 on the consolidated financial statements of Reliant Energy, Incorporated and related financial statement schedule, appearing in the Annual Report on Form 10-K of Reliant Energy, Incorporated for the year ended December 31, 2000; and to the use of our report on the consolidated balance sheet of the Company dated November 5, 2001, appearing in the joint proxy statement/ prospectus, which is part of this Registration Statement.


     We also consent to the reference to us under the heading "Experts" in the Company's joint proxy statement/prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Houston, Texas

November 5, 2001